UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2005

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-58246	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective September 7, 2005, the company's board of directors has been expanded to eight members, and Andrea Grubb Barthwell, M.D., F.A.S.A.M. has been appointed as a director of the company. Dr. Barthwell, age 51, has served as the founder and Chief Executive Officer of the global health care and policy-consulting firm EMGlobal LLC since February 2005. From January 2002 through July 2004, she served as Deputy Director for Demand Reduction in the Office of National Drug Control Policy with the title of Deputy Drug Czar, was a principal advisor in the Executive Office of the President on policies aimed at reducing the demand for illicit drugs, and was an active member of the White House Task Force on Disadvantaged Youth and the White House Domestic Violence Working Group, working closely with the National Institute on Drug Abuse to define the scope of its Health Services Research portfolio. From June 2000 through January 2002, Dr. Barthwell served as Executive Vice President and Chief Clinical Officer of Human Resources Development Institute drug treatment center, where she served as Deputy Executive Director and Medical Director from 1985 through 1987. From 1999 through January 2002, she served as President and CEO of BRASS Foundation drug treatment center, where she was Medical Director since 1995. From 1996 through January 2002, Dr. Barthwell served as President of Encounter Medical Group (an affiliate of EMGlobal). From 1987 through 1996 she served as Medical Director of Interventions in Chicago, Illinois. She was a founding member of the Chicago Area AIDS Task Force, hosted a weekly local cable show on AIDS, and is a past president of the American Society of Addiction Medicine. In 2003, Dr. Barthwell received the Betty Ford Award, given by the Association for Medical Education and Research in Substance Abuse. In 1997, Dr. Barthwell's peers named her one of the "Best Doctors in America" in addiction medicine. Dr. Barthwell received a B.A. in Psychology from Wesleyan University, an M.D. from University of Michigan Medical School, and post-graduate training at University of Chicago and Northwestern University Medical Center.

Dr. Barthwell was granted options to purchase up to 50,000 shares of common stock at $6.41 per share, vesting 25% each year for four years. The company entered into a Consulting Services Agreement with EMGlobal LLC effective August 29, 2005 to provide strategic planning relating to drug courts, marketing and awareness, for compensation of $4,500 per week for twelve weeks, plus $573 per hour for services performed in excess of twelve hours per week. Dr. Barthwell has not had a material interest in any other transactions of the company since the beginning of the last fiscal year.

Dr. Barthwell has not been named to any committees of the board. There are no family relationships between Dr. Barthwell and any directors or executive officers of the company.

Item 7.01 Regulation FD Disclosure.

On September 8, 2005, Hythiam, Inc. issued a press release announcing that the company's board of directors has been expanded to eight members, and Andrea Grubb Barthwell, M.D., F.A.S.A.M. has been appointed as a director of the company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated September 8, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

September 8, 2005	By:	/s/ Chuck Timpe

Name: Chuck Timpe
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 8, 2005